Exhibit 10.52
October 13, 2006
VIA EMAIL
Eric Liebler
Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, California 94587
RE: Offer of Employment Letter Dated August 1, 2006:
Dear Eric:
This letter amends the terms of the above referenced offer of employment letter (the “Offer Letter”) between Questcor Pharmaceuticals, Inc. (“Questcor”) and you and is in consideration of your continued employment with Questcor.
Effective October 12, 2006, your title is changed to Senior Vice President, Strategic Planning and Communications. Your status has been changed to 100% full-time equivalent (“FTE”) and your base compensation will be $250,000 per annum ($10,416.67 semi-monthly) effective October 16, 2006. As a 100% FTE, you will accrue vacation at the rate of 15 days per calendar year following your first 90 days of employment.
Except as provided in this amendment the Offer Letter remains in full force and effect.
Please indicate your acceptance of this amendment by returning a signed copy of this letter to me as soon as possible, but no later than October 16, 2006.
Sincerely,

/s/ Fredric I. Storch	Date:	October 13, 2006
Fredric I. Storch Senior Director, Human Resources and Administration

Accepted by:

/s/ Eric Liebler	Date:	October 16, 2006
Eric Liebler